Exhibit T3E-7

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

IN RE:
                                             )           CHAPTER 11
PLANET HOLLYWOOD                             )
INTERNATIONAL, INC., ET AL.                  )           CASE NO. 99-3612 (JJF)
                                             )
                              DEBTORS.       )           (JOINTLY ADMINISTERED)



     NOTICE OF ORDER (A) APPROVING THE DEBTORS' DISCLOSURE STATEMENT, FORMS
  OF BALLOTS AND RELATED SOLICITATION MATERIAL, (B) ESTABLISHING PROCEDURES FOR
        SOLICITATION OF VOTES ON THE DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION, (C) ESTABLISHING THE RECORD DATE, VOTING DEADLINE AND PROCEDURES FOR TABULATION OF VOTES ON DEBTORS' PLAN, (D) ESTABLISHING
  ADMINISTRATIVE CLAIMS BAR DATE AND (E) FIXING DATE AND TIME FOR THE FILING OF
   OBJECTIONS TO, AND SCHEDULING HEARING ON, CONFIRMATION OF THE DEBTORS' PLAN

TO: ALL CREDITORS, INTEREST HOLDERS AND OTHER PARTIES-IN-INTEREST:

     PLEASE TAKE NOTICE that the United States District Court for the District of Delaware (the "Court") has approved by Order dated December 14, 1999 (the "Confirmation Procedures Order"), the First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the First Amended Joint Plan of Reorganization dated December 13, 1999 of Planet Hollywood International, Inc., and Certain of Its Subsidiaries (the "Disclosure Statement") as containing adequate information within the meaning of Section 1125 of title 11 of the United States Code (the "Bankruptcy Code").

     PLEASE TAKE FURTHER NOTICE that pursuant to the Confirmation Procedures Order, the Court also approved, INTER ALIA, the procedures to be utilized in connection with soliciting votes on the Debtors' First Amended Joint Plan of Reorganization dated December 13, 1999 (the "Plan"), and approved the forms of Ballots(1), Master Ballots, Transmittal Letters, a Plan Summary and related solicitation materials to be distributed to Creditors, equity security holders and parties-in-interest, as applicable.

     PLEASE TAKE FURTHER NOTICE that pursuant to the Confirmation Procedures Order, the Court established December 6, 1999 as the record date (the "Record Date") for purposes of determining which Holders of Claims and Interests are entitled to receive solicitation materials and, if applicable, vote to accept or reject the Plan.

     PLEASE TAKE FURTHER NOTICE that pursuant to the Confirmation Procedures Order, each beneficial owner of a Class 5 (Old Senior Subordinated Notes) Claim as of the Record Date shall have, for purposes of voting on the Plan and electing to participate in the pro rata distribution of the New Senior Secured Notes, a provisionally "Allowed" Claim equal to the aggregate principal amount of its Notes, and that each Holder of a Class 6 (General Unsecured) Claim shall be provisionally "Allowed" for purposes of voting on the Plan either in the undisputed, non-contingent, liquidated amount listed for each such Creditor in the Schedules of Liabilities filed by the Debtors With the Court (the "Chapter 11 Schedules"), or in the amounts asserted in a proof of claim actually received by the Court-appointed Claims Agent by the Record Date established in these Chapter 11 Cases, unless prior to January 14, 2000 (the "Voting Objection Deadline"), the Debtors have filed an objection to, or request for estimation of, such Claim that has not been resolved or withdrawn.

-----------------------------
1 Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan or in the Confirmation Procedures Order.


     PLEASE TAKE FURTHER NOTICE that except as otherwise provided herein, pursuant to the Confirmation Procedures Order, any Claim which is either listed in the Chapter 11 Schedules as disputed, contingent or unliquidated, or as to which an objection or request for estimation has been filed which is not resolved or withdrawn before the Voting Objection Deadline, shall not be permitted to vote on the Plan unless on or before the Voting Deadline (as defined below), the Court, pursuant to Bankruptcy Rule 3018(a), temporarily allows such Claim in a specified amount solely for the purpose of accepting or rejecting the Plan, or the Debtors and the Holder of such Claim agree on a Claim amount solely for purposes of voting on the Plan.

     PLEASE TAKE FURTHER NOTICE that each vote cast to accept or reject the Plan by or on behalf of the Holder of a Class 6 (General Unsecured) Claim that has elected to be treated as a Holder of a Class 4 Claim under the Plan shall be counted for all purposes as a Class 6 Claim in determining confirmation of the Plan as if the Convenience Class Election had not been made by such Creditor.

     PLEASE TAKE FURTHER NOTICE that in order to be counted, each Ballot cast by the Holder of a Class 6 (General Unsecured) Claim as of the Voting Record Date must be properly completed, signed (containing the original signature) and mailed or delivered by courier or by hand to Donlin, Recano & Company, Inc. the Balloting Agent, at the address indicated in the voting instructions accompanying such Ballot, so that the Ballot is actually received NO LATER THAN 5:00 P.M. EASTERN TIME, ON JANUARY 14, 2000 (THE "VOTING DEADLINE").

     PLEASE TAKE FURTHER NOTICE that in order to be counted, each Ballot cast by the Holder of a Class 5 (Old Senior Subordinated Notes) Claim as of the Voting Record Date which is the record and beneficial owner of such Claim must be properly completed, signed (containing the original signature) and mailed or delivered to the Balloting Agent, at the address indicated in the voting instructions accompanying the Ballot, so that the Ballot is actually received on or before the Voting Deadline.

     PLEASE TAKE FURTHER NOTICE that in order to be counted, each Master Ballot must be properly completed by the applicable Nominee (as defined below) in accordance with the instructions contained thereon, signed (containing the original signature) and delivered by the Nominee to the Balloting Agent, at the address indicated or the voting instructions included on the Master Ballot, so that such Master Ballot is actually received on or before the Voting Deadline.

     PLEASE TAKE FURTHER NOTICE that in order to be counted, each Ballot cast by the Holder of a Class 5 Claim that is the beneficial owner but not the record Holder of such Claim as of the Voting Record Date, must be properly completed, signed (containing the original signature) and mailed or delivered to the brokerage, banking or other financial institution or nominee which is, or is acting on behalf of, the beneficial owner of such Claim (the "Nominee"), at the address and in the manner indicated in the voting instructions included with the voting solicitation materials forwarded to each beneficial owner of a Class 5 Claim. BALLOTS FROM BENEFICIAL OWNERS WHICH ARE NOT TIMELY RECEIVED BY THEIR RESPECTIVE NOMINEES WILL NOT BE COUNTED BY SUCH NOMINEES IF INCLUSION OF THE INFORMATION WILL DELAY THE NOMINEES' SUBMISSION OF THE MASTER BALLOT BEYOND THE VOTING DEADLINE.

     PLEASE TAKE FURTHER NOTICE THAT any Ballot or Master Ballot that either (i) is not properly executed, (ii) is sent by facsimile transmission, or (iii) is received after the Voting Deadline, as may be applicable, shall not be counted for any Plan confirmation purposes.

     PLEASE TAKE FURTHER NOTICE that any Ballot that (i) does not indicate either an acceptance or rejection of the Plan, or (ii) indicates both an acceptance and a rejection of the Plan, shall NOT be Counted as having cast a vote on the Plan.

     PLEASE TAKE FURTHER NOTICE that at the Confirmation Hearing, the Debtors will seek an order confirming the Plan and approving, INTER ALIA, (i) the settlements and compromises embodied in the Plan and (ii) the substantive consolidation of the Debtors' Estates.

     PLEASE TAKE FURTHER NOTICE that pursuant to Section 1128 of the Bankruptcy Code and Bankruptcy Rules 3020, 9006 and 9019, the Court has fixed January 14, 2000 as the last day for any Holder of a Claim or Interest or any other party-in-interest to file and serve written objections, if any, to confirmation of the Plan (a "Confirmation Objection"). Any Confirmation Objection must be in writing and (i) state the name and address of the objecting party and the amount of its Claim or the nature of its interest held or asserted by the objecting party against the Debtors' Estates or property, (ii) state with particularity the basis and nature of each objection and (iii) be filed with the Clerk of the United States Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 Market Street, Fifth Floor, Wilmington, DE 19801 together with proof of service thereof, and with the Chambers of the Honorable Joseph J. Farnan, Jr., District Court Judge, located at J. Caleb Boggs Federal Building, 844
King Street, Lock Box 27, Wilmington, DE 19801 and served upon (i) Planet Hollywood International, Inc., 8669 Commodity Circle, Orlando, FL 32819, Attn:
General Counsel; (ii) Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038, Attn: Robin E. Keller, Esq. and Young Conaway Stargatt & Taylor, LLP, Rodney Square North, P.O. Box 391, Wilmington, DE 19801, Attn: James L. Patton, Jr., Attorneys for the Debtors; (iii) Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019, Attn: Steven Wilamowsky, Esq., counsel for the Creditors' Committee, and (iv) the Office of the United States Trustee, 601 Walnut Street, Curtis Center, Suite 950 West, Philadelphia, PA 19106, Attn:
Frank Perch, Esq. (collectively, the "Notice Parties"), SO AS TO BE, RECEIVED NO LATER THAN 4:00 P.M. EASTERN TIME ON JANUARY 14,2000.

     PLEASE TAKE FURTHER NOTICE that any Confirmation Objection not filed and served as set forth in the preceding paragraph shall be deemed waived and shall not be considered by the Court.

     PLEASE TAKE FURTHER NOTICE THAT A HEARING TO CONSIDER CONFIRMATION OF THE PLAN, AND ANY OBJECTIONS THERETO (THE "CONFIRMATION HEARING") WILL BE HELD BEFORE THE HONORABLE JOSEPH J. FARNAN, JR., UNITED STATES DISTRICT COURT JUDGE, at the United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 King Street, Room 2313, Wilmington, DE 19801 on JANUARY 20, 2000 AT 2:00 P.M. The Confirmation Hearing may be adjourned from time to time without notice other than an announcement made in open court.

     PLEASE TAKE FURTHER NOTICE THAT THE COURT HAS ESTABLISHED THAT DATE WHICH IS FIFTEEN (15) DAYS AFTER THE CONFIRMATION HEARING (THE "ADMINISTRATIVE CLAIMS BAR DATE") AS A BAR DATE BY WHICH ANY PERSON OR ENTITY, INCLUDING, WITHOUT LIMITATION, ANY INDIVIDUAL, PARTNERSHIP, CORPORATION, ESTATE, TRUST OR GOVERNMENTAL UNIT SEEKING ALLOWANCE OF AN ADMINISTRATIVE CLAIM AGAINST THE DEBTORS MUST FILE A MOTION WITH THE CLERK OF THE COURT, 824 MARKET STREET, 5th FLOOR, WILMINGTON, DELAWARE, 19801, TOGETHER WITH PROOF OF SERVICE, AND SERVE SUCH MOTION ON THE NOTICE PARTIES, SO AS TO BE RECEIVED ON OR BEFORE 4:00 P.M. EASTERN TIME ON THE ADMINISTRATIVE CLAIMS BAR DATE; PROVIDED, HOWEVER, THAT PERSONS OR ENTITIES IN ONE OF THE FOLLOWING CATEGORIES NEED NOT FILE A MOTION:

     (A) Administrative Claims of Professionals for fees and expenses and of Professionals or any other entity for making a substantial contribution in these Chapter 11 Cases pursuant to Sections 330(a) and 503(b) of the Bankruptcy Code;

     (B)  U.S. Trustee's Fee Claims;

     (C) Indemnification Claims of officers, directors, employees and agents of the Debtors, or the Old Indenture Trustee;

     (D)  Administrative Reclamation Claims;

     (E) Claims, liabilities or obligations incurred in the ordinary course of each Debtor's business post-petition (including, but not limited to, Post-Petition Trade Claims);

     (F) any Holder of a Claim of a governmental unit (as defined in Section 101 (27) of the Bankruptcy Code; and

     (F) any Claims held by any other party as to which an order of the Court has been entered approving a later bar date for filing Administrative Claims against the Debtors.

     PLEASE TAKE FURTHER NOTICE that any person or entity that is required to, but fails to file and serve an Administrative Claims motion in accordance with the Confirmation Procedures Order on or before the Administrative Claims Bar Date will be forever barred, estopped and enjoined from asserting an Administrative Claim against the Debtors or their property.

     PLEASE TAKE FURTHER NOTICE that copies of the Plan and Disclosure
Statement may be reviewed at the Office of the Clerk of the Bankruptcy Court, 5th Floor, Marine Midland Plaza, 824 Market Street, Wilmington, DE 19801 between the hours of 8:00 a.m.-4:00 p.m., Monday through Friday of each week (except for holidays). Holders of Claims against and Interests in the Debtors may obtain a copy of the Plan and Disclosure Statement without cost to them by sending a written request therefor to Debtors' counsel, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038, Attn: Rose Serrette.

Dated:    Wilmington, Delaware
          December 14, 1999


                                   BY ORDER OF THE DISTRICT COURT

                                   \S\ JOSEPH J. FARNAN, JR.
                                   --------------------------------------
                                   THE HONORABLE JOSEPH J. FARNAN, JR.